EXHIBIT 5


                          PITNEY, HARDIN, KIPP & SZUCH
                               MAIL P.O. BOX 1945
                       MORRISTOWN, NEW JERSEY 07962-1945

                                                                 April 28, 1995

Midlantic Corporation
Metro Park Plaza
P.O. Box 600
Edison, New Jersey 08818

     We have acted as counsel to Midlantic Corporation ("Midlantic") in connection with the acquisition of Old York Road Bancorp, Inc. ("Old York") pursuant to an Agreement and Plan of Merger (the "Agreement") dated as of December 29, 1994, among Midlantic, Midlantic Bank, National Association, Old York and Bank and Trust Company of Old York Road.

     We have examined the Registration Statement on Form S-4 (the "Registration Statement") to be filed by Midlantic with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of shares of common stock of Midlantic, $3.00 par value (the "Shares") to be issued pursuant to the Agreement.

     We have also examined originals, or copies certified or otherwise identified to our satisfaction, of the Agreement, of the Certificate of Incorporation and By-laws of Midlantic, as currently in effect, and relevant resolutions of the Board of Directors of Midlantic; and we have examined such other documents as we deemed necessary in order to express the opinion hereinafter set forth.

     In our examination of such documents and records, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies.

     Based on the foregoing, it is our opinion that when, as and if the Registration Statement shall have become effective pursuant to the provisions of the Act, and the Shares shall have been duly issued and delivered in the manner contemplated by the Agreement and the Registration Statement, including the Prospectus relating to the Shares (the "Prospectus"), the Shares will be legally issued, fully paid and non-assessable.

     The foregoing opinion is limited to the federal laws of the United States and the laws of the State of New Jersey, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

     We consent to use of this opinion as an Exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Opinion" in the Prospectus.
                                 Very truly yours,

                                 PITNEY, HARDIN, KIPP & SZUCH